For Immediate Release

8x8 Announces Acquisition of Central Host, Inc.

SUNNYVALE, CA - May 6, 2010 - 8x8, Inc. (Nasdaq: EGHT), provider of innovative business communications solutions, today announced that on May 1, 2010 it acquired Central Host, Inc., a Los Gatos, California-based company providing managed hosting services and cloud-based computing solutions to business customers.

Central Host's managed hosting services enable business customers to reduce costs and gain performance and reliability advantages by eliminating in-house ownership of server equipment and costly information technology (IT) systems management staff. The company's cloud-based services support a wide variety of hosted applications and services via high quality data center space on the west and east coasts, a 24x7 operations staff, state-of-the-art server resources and systems management experts. Central Host currently operates three data centers in Silicon Valley and one data center in New York City.

"Adding managed hosting and cloud computing services to our business service offerings is an ideal extension of our current business," said Bryan Martin, Chairman and Chief Executive Officer of 8x8, Inc. "We are excited to provide additional enterprise-class services to our customer base, giving us multiple best-of-breed offerings to sell to the same installed base. Central Host's customers are ideal targets for 8x8's communications services, and we believe that many of 8x8's existing customers will benefit from the performance attributes and disruptive pricing of the Central Host offerings. We look forward to discussing the synergies and benefits of this acquisition during our fourth quarter and full-year results earnings conference call on May 19, 2010."

Under terms of the acquisition agreement, 8x8 paid $1 million in cash and issued 432,276 shares of common stock not registered for sale to Central Host's sole shareholder. Central Host is a profitable business with approximately $1 million of annual revenue.

"Central Host is thrilled to join the 8x8 team," said Andy Schwabecher, Central Host's Founder and now General Manager of Managed Hosting and Cloud-Based Computing at 8x8, Inc. "8x8 runs one of the largest hosted business communication services in the world and is extremely successful in delivering one of the most critical and fundamental pieces of business infrastructure - communications services. By harnessing the strengths of this great team, I believe we have what we need to scale our cloud-based computing services to become the next major player in the managed hosting service market."

Central Host has relocated to 8x8's Sunnyvale, California headquarters and will combine its operations with 8x8's existing Network Operations Center (NOC), sales, customer service and data center operations.

About 8x8, Inc.

8x8, Inc. (Nasdaq: EGHT) leverages its patented software technologies to deliver high quality voice solutions and integrated messaging and video to businesses of any size with employees in any locations on a wide variety of business telephony, web and mobile platforms.  8x8 also offers managed hosting and cloud-based computing services. For additional information, visit www.8x8.com.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products and services, the reliability of our services, the prices for our services, customer renewal rates, customer acquisition costs, actions by our competitors, including price reductions for their telephone services, potential federal and state regulatory actions, compliance costs, potential warranty claims and product defects, our needs for and the availability of adequate working capital, our ability to innovate technologically, the timely supply of products by our contract manufacturers, potential future intellectual property infringement claims that could adversely affect our business and operating results, and our ability to retain our listing on the NASDAQ Capital Market. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

NOTE: 8x8, the 8x8 logo, 8x8 Virtual Office, 8x8 Virtual Office Pro, 8x8 Complete Contact Center and 8x8 MobileTalk are trademarks of 8x8, Inc. All other trademarks are the property of their respective owners.

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CONTACT:
Joan Citelli
8x8, Inc.
(408) 654-0970
jcitelli@8x8.com